Unocal Corporation
                                               2141 Rosecrans Avenue, Suite 4000
                                               El Segundo, California 90245
                                               Telephone (310) 726-7763
                                               Facsimile (310) 716-7877

                           UNOCAL [LOGO APPEARS HERE]

Charles O. Strathman
Vice President and Chief Legal Officer

                                               December 31, 2002


         Re:      1998 Management Incentive Program
                  Registration Statement on Form S-8
                  --------------------------------------------------------------

Ladies and Gentlemen:

         I am the Vice President and Chief Legal Officer of Unocal Corporation, a Delaware corporation ("Unocal"), and as such I, and attorneys working for me, have acted on behalf of Unocal as counsel in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), which Unocal proposes to file with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance of 4,000,000 shares of Unocal Common Stock, par value $1.00 per share (the "Shares"), under the 1998 Management Incentive Program (the "Plan").

         This opinion is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities and Exchange Commission.

         I, or such attorneys working for me, have examined or considered such matters of law and fact and such corporate records, certificates and other documents as I, or they, have deemed necessary, including, but not limited to: the Restated Certificate of Incorporation and Bylaws of Unocal, as amended to date; the Rights Agreement, dated as of January 5, 2000, between Unocal and Mellon Investor Services, L.L.C., as Rights Agent, as amended by Amendment to Rights Agreement, dated as of March 27, 2002; certain resolutions adopted by the Board of Directors of Unocal at a meeting duly called and held on February 12, 2002 and certain resolutions adopted by the stockholders of Unocal at a meeting duly called and held on May 20, 2002; the Plan; and certificates and other information obtained from public officials and officers and employees of Unocal and its subsidiaries. In the course of such examination, I, and such attorneys working for me, have assumed the genuineness of all signatures, the authenticity of all documents submitted

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Unocal Corporation
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as originals and the conformity to the originals of all documents submitted as certified, photostatic or conformed copies. I have relied, as to certain legal matters, on the advice of such attorneys working for me who are more familiar with such matters.

         I am licensed to practice law in the state of California and my examination of matters of law has been limited to and I express no opinion as to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, and the federal laws of the United States of America, as in effect on the date hereof. I express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

         Based on and subject to the foregoing, I am of the opinion that the Shares were duly authorized for issuance by the Board of Directors of Unocal and that, when one or more certificates evidencing the Shares has been duly countersigned by the transfer agent and registrar for the Common Stock, and the Shares have been issued to and paid for in accordance with the Plan and procedures established between the transfer agent and registrar for the Common Stock and The Depository Trust Company, the shares will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" therein. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Sincerely,


                                          /S/ Charles O. Strathman